Exhibit 1

JOINT FILING AGREEMENT

In accordance with Rule 13d-1(k)(1) promulgated under the Securities Exchange Act of 1934, as amended, the undersigned hereby agree to the joint filing with each of the Reporting Persons (as such term is defined in the Schedule 13D referred to below) on behalf of each of them of a statement on Schedule 13D (including amendments thereto and statements on Schedule 13D or Schedule 13G) with respect to the Common Shares, without par value of Companhia de Saneamento Básico do Estado de São Paulo – SABESP, and that this agreement may be included as an exhibit to such joint filing. The undersigned acknowledge that each shall be responsible for the timely filing of any amendments, and for the completeness and accuracy of the information concerning the undersigned or contained herein and therein, but shall not be responsible for the completeness and accuracy of the information concerning the others.

IN WITNESS WHEREOF, the undersigned hereby execute this agreement as of July 29, 2024.

Equatorial Participações e Investimentos IV S.A.

By:	/s/ Augusto Miranda da Paz Júnior
Name:	Augusto Miranda da Paz Júnior
Title:	Chief Executive Officer

By:	/s/ José Silva Sobral Neto
Name:	José Silva Sobral Neto
Title:	Executive Officer

Equatorial Energia S.A.

By:	/s/ Augusto Miranda da Paz Júnior
Name:	Augusto Miranda da Paz Júnior
Title:	Chief Executive Officer

By:	/s/ José Silva Sobral Neto
Name:	José Silva Sobral Neto
Title:	Executive Officer